ARTICLES OF INCORPORATION OF                       UNITED STATES OF AMERICA
SENIOR RETIREMENT COMMUNITIES, INC.                STATE OF LOUISIANA
                                                   PARISH OF OUACHITA


Be it known, that on the 1st day of September, 1997, before me, the undersigned notary public, duly commissioned and qualified according to law, and in the presence of the undersigned competent witnesses, personally came and appeared the person whose name is here unto subscribed, who declared that, availing himself of the benefits and provision of the constitution and laws of Louisiana, and particularly R.S. 12:1 To 178, he does, by these presents, contract, agree, bind and obligate himself to form, organize and constitute himself, as well as all such other persons who may hereafter join or become associated with himself or his successors, into a business corporation, for the objects and purposes and under the conditions, covenants, stipulations and agreements of the articles following, to-wit:

                     ARTICLE I. Name and powers

The name and title of this corporation shall be Senior Retirement Communities, Inc. and under and by said name, unless sooner dissolved in accordance with law, it shall exist and continue, and shall have and enjoy corporate existence and succession in perpetuity, or such maximum period as may be authorized by the laws of Louisiana, during which time it shall have and possess all the powers, rights, privileges and immunities which corporations are and may hereafter be authorized to have and possess under the constitution and laws of Louisiana.

                              ARTICLE II. Purpose
The object and purposes for which this corporation is formed and the nature of the business to be carried on by it are hereby declared to be as follows:

To enter into any lawful business activity in which corporations organized under R.S. 12:1 Et seq., may engage, either for its own account, or for others as agent.

                             ARTICLE III.  Stock

The total authorized capital stock of this corporation shall be one million five hundred thousand (1,500,000) shares of common stock having a par value of ten cents ($.10) Per share.

                             ARTICLE IV.  Capital

The amount of paid in capital with which this corporation may begin business is hereby fixed at five thousand ($5,000.00) Dollars which has been duly paid.


                                            STATE OF LOUISIANA
                                  Office of the Secretary of State
                        I hereby certify that this is a true and correct copy.
                           as taken from the original on file in this office.

                                           /S/FOX MCKELTHEN
                                              Fox McKelthen
                                           Secretary of State
                                           Dated: 9-10-97clo

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                               ARTICLE V. Directors

The business and affairs of this corporation shall be managed, and all the corporate powers thereof shall be vested in and exercised by a board of not less than one, nor more than five directors.

The number of directors may be increased or decreased within the said limits by a majority vote of the directors.


The board of directors shall have authority to make and alter by-laws, fix their own qualifications, classifications or terms of office and fix or increase their compensation, subject to the power of the shareholders to change or repeal the by-laws so made.

The board of directors shall have such power and authority with respect to capital, surplus and dividends, including allocations, increases, reduction, utilization, distribution and payment, as is permitted and provided by R.S. 12:61, 62 and 63 or other applicable law.

The board of directors shall have full authority to exercise other powers and to perform such other lawful activities in which the corporation and/or its shareholders may engage, unless prohibited form doing so by law or this corporation's charter or by-laws.

Until otherwise provided in the by-laws, any director absent from a meeting may be represented by any other director or shareholder, who may cast the vote of the absent director according to his written instructions.

Upon the written request of shareholders holding fifty-one percent (51%) of this corporation's issued and outstanding voting stock, any director may be replaced, even though his term of office may not have expired.

                       ARTICLE VI.  Stock transfer

No transfer of any shares shall be binding upon this corporation unless made in accordance with these articles of corporation and the by-laws of this corporation and recorded on the books of this corporation.


                     ARTICLE VII.  Issuance of stock

The shares of stock of this corporation shall be issued only for cash paid or for other consideration of the character and value determined by the board of directors or determined by the shareholders at any annual meeting or at any special meeting duly called and held for that purpose.


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                     ARTICLE VIII.  Annual meetings

The general annual meeting of the shareholders for the election of directors shall be held at the registered office of the corporation, and shall take place on the second Thursday of December of each year, beginning with the year 1997 or the first day thereafter when such day is a legal holiday, unless or until otherwise provided by the by-laws, for the purpose of electing directors for the ensuing year. Said election of directors, each shareholder of record shall have the right to cast one vote for each share of stock standing in his name on the books of the corporation, and a plurality of votes shall be sufficient to elect.

A failure or any cause whatsoever to hold said annual election for a failure to elect directors on the day above specified shall not impede the operation of the corporation, but the directors and officers then in office shall remain in office until their successors are elected, qualified and installed.


                       ARTICLE IX.  Incorporators

The names and post office address of the incorporator is as follows:
                       Joanne M. Caldwell-Bayles
                         507 Trenton Street
                       West Monroe, Louisiana 71291

                     ARTICLE X. Limits of liability

The incorporator, officers and directors of this corporation claim the benefits of limitation of liability of the provisions of La. R.S. 12:24C (1968, as amended 1987) to the fullest extent allowed by law as fully and completely as though said provision were recited herein in full.

Thus done and signed in the city of West Monroe, Parish of Ouachita, State of Louisiana, in the presence of the undersigned competent witnesses, who sign as such, together with appearers and me, notary, on the date first herein written.

Witnesses:


/S/ Carolyn Cato                 /S/Joanne M. Caldwell-Bayles
--------------------             ----------------------------
/S/Heather O'Neal                 Joanne M. Caldwell-Bayles
--------------------


                        /S/ D.L. Walsertt
                       -------------------
                          Notary Public

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                          UNITED STATES OF AMERICA
                            STATE OF LOUISIANA
                              Fox McKeithen
                            SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that a copy of the Articles of Incorporation and Initial Report of

                    SENIOR RETIREMENT COMMUNITIES, INC.

Domiciled at WEST MONROE, LOUISIANA,

Was filed and recorded in this Office on September 10, 1997,

And all fees having been paid as required by law, the corporation is authorized to transact business in this State, subject to the restrictions imposed by law, including the provisions of R.S. Title 12, Chapter 1.


In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on,

September 10, 1997
/S/Fox McKeithen
CLO                                    [SEAL OF THE STATE OF LOUISIANA]
Secretary of State


CERTIFICATE SS 102 S (R-3/88)

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STATE OF LOUISIANA
Office of the Secretary of State
I hereby certify that this is a true and correct copy, as taken from the original on file in this office.
/S/Fox McKeithen
Secretary of State

AMENDMENT OF CHARTER OF SENIOR RETIREMENT COMMUNITIES, INC.

STATE OF LOUISIANA

PARISH OF OUACHITA

BE IT KNOWN, that on this the 5th day of November, 1997, before me, the undersigned Notary, in and for said parish and state aforesaid, and in the presence of the witnesses hereinafter named and undersigned:

PERSONALLY CAME AND APPEARED: JOANNE M. CALDWELL, herein appearing and acting for Senior Retirement Communities, Inc., a corporation organized under the laws of Louisiana, by act before D.L. Walsworth, Notary Public for the Parish of Ouachita, duly recorded in the corporate records of Ouachita Parish, Louisiana, and in the Records of the Secretary of State of Louisiana, domiciled and having its principal place of business in the Parish of Ouachita, who declared that pursuant to the Unanimous Consent of Shareholders of the corporation of date November 4, 1997, a complete copy of the minutes of the meeting of said shareholders on said date, certified by the secretary thereof being attached hereto, he now appears for the purpose of executing this Act of Amendment and putting into authentic form the amendment so agreed to and authorized by unanimous vote of the shareholders of said corporation. And said appearer further declared that, by Unanimous Consent of Shareholders adopted by said shareholders, it was authorized and consented that article III of the Charter of Senior Retirement
Communities, Inc. Be amended so that said Article shall henceforth read as follows:

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                               ARTICLE III
           The total authorized stock of this corporation shall be one million five hundred thousand (1,500,000) shares of common stock having a par value of ten cents ($.10) per share and four hundred twenty five thousand (425,000) share of Preferred Stock having no par value.

           The total number of shares of the corporation may be increased or decreased by the Board of Directors, by complying with the provisions of the Constitution and Laws of the State of Louisiana.

     And said appearer having requested me, Notary, to note said Amendment in authentic form, I do, by these presents, receive said Amendment in the form of this public act to the end that said amendment may be promulgated and recorded and thus read into the original record of Senior Retirement Communities, Inc. As above set forth.

THUS DONE AND PASSED in my office in West Monroe, Ouachita Parish, Louisiana, on the day, month and year hereinabove written in the presence of the undersigned legal and competent witnesses, who hereunto sign their names with said appearer and me, Notary, after reading of the whole.

                                         SENIOR RETIREMENT COMMUNITIES, INC.
WITNESSES:

/S/Carolyn Cato                               By:  /S/Joanne M. Caldwell
-----------------                                 --------------------------
/S/ L McBagh                                          Joanne M. Caldwell
-----------------                                     President


                             /S/Judy H Cole
                            ----------------
                             NOTARY PUBLIC
                      Commission expires at death

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                        UNITED STATES OF AMERICA
                           STATE OF LOUISIANA
                             Fox McKeithen
                          SECRETARY OF STATE

As Secretary of State, of the State of Louisiana, I do hereby Certify that a copy of an Amendment to the Articles of Incorporation of

                      SENIOR RETIREMENT COMMUNITIES,INC.

Domiciled at WEST MONROE, LOUISIANA,
was filed and recorded in this Office on November 6, 1997.


In testimony whereof, I have hereunto set my hand and caused the Seal of my Office to be affixed at the City of Baton Rouge on, November 6, 1997

/S/Fox McKeithen
MWA                                      [SEAL OF THE STATE OF LOUISIANA]
Secretary of State

CERTIFICATE SS 102 S

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